UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KULR Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-1004273
(State or incorporation or organization)	(I.R.S. Employer Identification No.)

1999 S. Bascom Ave., Suite 700

Campbell, California 95008

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A registers under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the common stock, par value $0.0001 per share (the “Common Stock”), of KULR Technology Group, Inc., a Delaware corporation (the “Registrant”), in connection with the listing of the Common Stock on the NYSE American LLC (the “NYSE American”). The Common Stock is expected to commence trading on the NYSE American at the opening of trading on June 7, 2021. The trading symbol for the Common Stock will remain “KULR.”

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form S-3 (Registration No. 333-232614) initially filed with the Securities and Exchange Commission on July 11, 2019, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein. In addition, any description of such securities contained in any form of prospectus to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on NYSE American and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 2, 2021	KULR Technology Group, Inc.

	By:	/s/ Michael Mo
	Name:	Michael Mo
	Title:	Chief Executive Officer and Chairman